Exhibit 10.41

FORM- EMPLOYEE

Famous Dave’s of America, Inc.

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is made effective as of _______________ by and between Famous Dave’s of America, Inc., a Minnesota corporation (the “Company”), and _______________ (“Employee”).

Background

A.Employee has been hired to serve as an employee of the Company and the Company desires to induce Employee to continue to serve the Company as an employee; and

B.The Company has adopted the Famous Dave’s of America, Inc. 2015  Equity Incentive Plan, as amended (the “Plan”), pursuant to which shares of common stock, $0.01 par value, of the Company have been reserved for issuance.

Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.Grant of Stock.  Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Employee __________________ (_____) shares of common stock, par value $0.01 per share, of the Company (such shares are referred to hereinafter as the “Shares”). Upon the execution of this Agreement, the Shares shall be registered on the books of the Company, and the Company shall cause the transfer agent and registrar of its common stock to issue a certificate in Employee’s name evidencing the Shares (the “Stock Certificate”).  Employee shall immediately thereafter deposit with the Company, together with a stock power endorsed in blank by Employee, the Stock Certificate to be held by the Company until such time as the restrictions set forth herein and under the Plan have lapsed pursuant to paragraph 4 of this Agreement.  The Stock Certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2015  Equity Incentive Plan, as amended, of Famous Dave’s of America, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2015  Equity Incentive Plan, as amended, and the agreement is on file in the office of the secretary of the Company.

2.Rights of Employee.  Upon the execution of this Agreement and issuance of the Shares,  Employee shall become a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares; provided, however, that the Shares shall be subject to the restrictions set forth in paragraph 3 of this Agreement.

Notwithstanding the preceding paragraph, the Board or a compensation committee thereof may, in its discretion, instruct the Company to withhold any stock dividends or stock splits issued on or with respect to Shares that are subject to the restrictions provided for in paragraph 3 of this Agreement, which stock dividends or splits shall also be subject to the restrictions provided for in paragraph 3 of this Agreement.

3.Restrictions.  Employee agrees that, in addition to the restrictions set forth in the Plan, at all times prior to the lapse of such restrictions pursuant to paragraph 4 hereof:

(a)Employee shall not sell, transfer, pledge, hypothecate or otherwise encumber the Shares; and

(b)In the event that Employee ceases to be either a member of the Board or employed by or engaged as a consultant to the Company (for any reason or no reason, and regardless of whether ceasing to be a director, employee or consultant is voluntary or involuntary on the part of Employee), then, subject to paragraphs 4 and 5 hereof, Employee shall, for no consideration, forfeit and transfer to the Company all of the Shares that remain subject to the restrictions set forth in this paragraph 3.

4.Lapse of Restrictions.  Subject to Section  9 of the Plan, and except as may otherwise be provided in a written agreement between Employee and the Company, the restrictions set forth in paragraph 3 shall lapse over a period of [not less than three (3)] years in equal ____________ installments, beginning on the date of grant and continuing until the restrictions have lapsed with respect to all of the Shares, as set forth in the following schedule:

No. of Shares	Date of Lapse
_______	________________
_______	________________
_______	________________
_______	________________
_______	________________

Notwithstanding the foregoing, in the event of a “Change in Control” (as defined in the Plan) while the Employee is employed by the Company, the vesting of the Shares will accelerate such that the Shares shall be fully vested immediately prior to such Change in Control.

Upon request of Employee at any time after the date that the restrictions set forth in paragraph 3 of this Agreement have lapsed with respect to any of the Shares, and such Shares have become vested, free and clear of all restrictions, except as provided in the Plan, the Company shall remove any restrictive notations placed on the books of the Company and the Stock Certificate(s) in connection with such restrictions.

5.Copy of the Plan.  By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan, the terms of which are hereby incorporated herein by reference and made a part hereof by reference as if set forth in full.

6.Continuation of Employment.  Nothing contained in this Agreement shall be deemed to grant Employee any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Employee, Employee’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

7.Withholding of Tax.  To the extent that the receipt of the Shares or the lapse of any restrictions thereon results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income; provided, however, that unless payment in full of such amount is received by the Company on or prior to the date on which the amount of tax to be withheld shall be determined (“Tax Date”), Employee shall be deemed to have irrevocably elected to satisfy such payment obligation by electing to have the Company withhold from the distribution of Shares upon the lapse of restrictions thereon such number of Shares having a value up to the minimum amount of withholding taxes required to be collected on the transaction.  The value of the shares to be withheld shall be based on the Fair Market Value (as such term is defined in the Plan) of the Company’s common stock on the Tax Date.

8. Section 83(b) Election.  Employee understands that Employee shall be responsible for his or her own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of transactions in the Shares.  Employee shall rely solely on the determinations of Employee’s tax advisors or Employee’s own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.  Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended, (the “Code”) taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. Employee understands that Employee may elect to be taxed at the time the Shares are received rather than when and as the restrictions on the Shares lapse or expire by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of the acquisition.  In the event Employee files an election under Section 83(b) of the Code, such election shall contain all information required under the applicable treasury regulation(s) and Employee shall deliver a copy of such election to the Company contemporaneously with filing such election with the Internal Revenue Service. EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF EMPLOYEE REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON EMPLOYEE’S BEHALF.

9.General.

(a)This Agreement may be amended only by a written agreement executed by the Company and Employee.

(b)This Agreement and the Plan embody the entire agreement made between the parties hereto with respect to matters covered herein and shall not be modified except in accordance with paragraph 9(a) of this Agreement.

(c)Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(d)Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(e)This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(f)This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first written above.

Famous Dave’s of America, Inc.

Name:

Title:

[Employee]